                                                             Exhibit No. EX-3(i)

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
               SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL INC.

     Pursuant to the provisions of the Utah Revised Business Corporation Act, as amended (the "Act"),  Sovereign Exploration Associates International Inc. hereby adopts the following  Articles of Amendment and  Restatement  of its Articles of
Incorporation,  as  previously  amended,  with the  intent  that this  amendment constitutes a restatement of such Articles of  Incorporation  and supersedes the existing Articles of Incorporation, as previously amended:

     1.  The  name  of  the  corporation  is  Sovereign  Exploration  Associates
International Inc. (the "Corporation").

     2. The Articles of Incorporation of the Corporation, as previously amended, are hereby amended and restated in their  entirety,  and the text of the amended and restated Articles of Incorporation is set forth as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
               SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL INC.

                                    ARTICLE I
                                      NAME

     The  name  of  the   Corporation   is  Sovereign   Exploration   Associates
International, Inc.

                                   ARTICLE II
                                    PURPOSES

     The  Corporation  is  organized  to  engage  in any  and all  lawful  acts, activities,  and pursuits for which  corporations  may presently or hereafter be organized  under the Utah  Revised  Business  Corporation  Act, as amended  (the
"Act").  The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 16-10a-302 of the Act.

                                   ARTICLE III
                                AUTHORIZED SHARES

     The  aggregate  number of shares of capital  stock  which this  Corporation shall have authority to issue is as follows:

     (A) 250,000,000  shares of Common Stock,  par value $.001 per share,  which shares shall be entitled to one vote per share; and

     (B) 100,000,000 shares of Preferred Stock, par value $.001 per share.

     The Board of Directors  of the  Corporation  is  expressly  vested with the authority  to  determine,  with  respect to any class of  Preferred  Stock,  the dividend rights (including  rights as to cumulative,  noncumulative or partially cumulative dividends) and preferences,  dividend rate, conversion rights, voting rights,  rights and terms of  redemption  (including  sinking fund  provisions), redemption price or prices, and the liquidation preferences of any such class of
Preferred  Stock. As to any series of Preferred Stock, the Board of Directors is authorized to determine the number of shares  constituting  such series,  and to increase  or  decrease  (but not below the number of shares of such  series then outstanding) the number of shares of that series.

     The Board of Directors  of the  Corporation  is  expressly  vested with the authority to divide the above-described class of Preferred Stock into series and to fix and determine the  variations in the relative  rights and  preferences of the shares of Preferred Stock of any series so established,  including,  without limitation, the following:

     (i)  the rate of dividend;

     (ii) the  price  and the  terms  and  conditions  on  which  shares  may be redeemed;

     (iii) the amount payable upon shares in event of involuntary liquidation;

     (iv) the amount payable upon shares in event of voluntary liquidation;

     (v)  sinking fund provisions for the redemption or purchase of shares;

     (vi) the terms and  conditions  on which  shares may be  converted,  if the shares of any series are issued with the privilege of conversion; and

     (vii) such other  variations in the relative rights and preferences of such shares which at the time of the  establishment  of such series are not prohibited by law.

                                   ARTICLE IV
                     ACTION WITHOUT MEETING OF SHAREHOLDERS

     To the maximum  extent  permitted by the Act, any action which may be taken at any annual or special  meeting of  shareholders,  except for the  election of
Directors,  may be taken  without a meeting and without  prior  notice if one or more consents in writing  setting  forth the action to take,  shall be signed by the holders of  outstanding  shares  having not less than the minimum  number of votes that would be  necessary  to  authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

                                    ARTICLE V
                             LIMITATION OF LIABILITY

     To the fullest extent  permitted by the Act or any other  applicable law as now in effect or as it may hereafter be amended,  a Director of this Corporation shall  not be  personally  liable to the  Corporation  or its  shareholders  for monetary  damages for any action  taken or any failure to take any action,  as a
Director.  Neither any amendment nor appeal of this Article, nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article, shall  eliminate  or reduce the effect of this  Article in respect of any matter occurring,  or any cause of action,  suit or claim that,  but for this  Article, would  accrue or  arise,  prior to such  amendment,  repeal  or  adoption  of an inconsistent provision.

                                   ARTICLE VI
                   INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     (a) Each  person who was or is made a party or is  threatened  to be made a party to or is  involved  in any  action,  suit or  proceeding,  whether  civil, criminal,  administrative  or  investigative  (hereinafter a  "proceeding"),  by reason  of the fact  that he or she,  or a person of whom he or she is the legal representative,  is or was a Director or officer of the Corporation or is or was serving at the request of the  Corporation as a director,  officer,  employee or agent of another corporation or of a partnership,  joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such proceeding is alleged action in an official  capacity as a
Director,  officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent  authorized by the Act, as the same exists or may hereafter be amended, against all expense,  liability and loss (including attorneys' fees, judgments,  fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith,  and such indemnification shall continue as to a person who has ceased to be a Director,  officer,  employee or agent and shall inure to the  benefit  or his or  her  heirs,  executors  and  administrators;  provided,
however,   that  the  Corporation   shall  indemnify  any  such  person  seeking
indemnification  in connection with a proceeding (or part thereof)  initiated by such person only if such  proceeding  (or part  thereof) was  authorized  by the
Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right.  The  Corporation  may, by action of its
Board of  Directors,  provide  indemnification  to  employees  and agents of the
Corporation with the same scope and effect as the foregoing  indemnification  of
Directors and officers.

     (b) The indemnification provided by this Article shall not limit or exclude any rights,  indemnities  or limitations of liability to which any person may be entitled,  whether as a matter of law, under the bylaws of the  Corporation,  by
agreement,   vote  of  the  shareholders  or  disinterested   Directors  of  the
Corporation, or otherwise.

     (c) The  Corporation  may maintain  insurance,  at its expense,  to protect itself  and any  Director,  officer,  employee  or agent of the  Corporation  or another  corporation,  partnership,  joint  venture,  trust or other  enterprise against any such  expense,  liability  or loss,  whether or not the  Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

     (d) No amendment,  modification  or repeal of this Article shall  adversely affect any right or protection of a Director or officer of the Corporation  that exists at the time of such amendment, modification or repeal.

     (e) The  Corporation  may  pay for or  reimburse  the  reasonable  expenses incurred by a Director or officer who is a party to a  proceeding  in advance of final disposition of the proceeding if:

     (i)  the  Director  or  officer   furnishes   the   Corporation  a  written
          affirmation  of his good faith  belief that he has met the  applicable standard of conduct described in Section 16-10a-902 of the Act;

     (ii) the  Director  or  officer  furnishes  to the  Corporation  a  written undertaking,  executed  personally  or on his  behalf,  to  repay  the advance  if it is  ultimately  determined  that  he did not  meet  the standard of conduct; and

     (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

The undertaking to repay required hereby must be an unlimited general obligation of the Director or officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

     3. The foregoing amendment and restatement of the Corporation's Articles of
Incorporation does not provide for an exchange, reclassification or cancellation of issued shares.

     4. The foregoing amendment and restatement of the Corporation's Articles of
Incorporation  was adopted by consent of the  shareholders of the Corporation on
September 20, 2006 in accordance with the requirements of the Act.

     5. Upon the adoption of the  foregoing  amendment  and  restatement  to the
Corporation's Articles of Incorporation, the Corporation had one class of shares outstanding,  designated  as Common Stock,  par value $.001 per share,  of which
26,203,166 shares were outstanding and entitled to vote. The outstanding  shares of Common  Stock were each  entitled to one (1) vote per share on the  amendment and  restatement.  A total of  23,582,736  shares  consented  to the Articles of
Amendment  and  Restatement,  which was  sufficient  for their  approval  by the
Corporation's holders of Common Stock.

         DATED this 20th day of September, 2006.

                                            SOVEREIGN EXPLORATION
                                            ASSOCIATES INTERNATIONAL INC.

                                   By:      /s/ Robert D. Baca
                                            Robert D. Baca
                                            President